Exhibit 99.1

Contacts: Elise Caffrey Investor Relations iRobot Corp. (781) 430-3003 ecaffrey@irobot.com	Nancy Smith Media Relations iRobot Corp. (781) 430-3323 nsmith@irobot.com
iRobot Names Akamai’s Paul Sagan to Board of Directors
Akamai’s CEO Brings Wealth of Technology and Business Experience
BEDFORD, Mass., Feb. 3, 2010 — iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced the addition of Paul Sagan, chief executive officer of Akamai Technologies, Inc., to its board of directors.
Sagan, age 50, became Akamai’s chief executive officer in April 2005 and has served as its president since May 1999. Mr. Sagan became a member of Akamai’s board of directors in January 2005. Cambridge-based Akamai (NASDAQ: AKAM) is the leader in providing managed services for powering video, dynamic transactions and enterprise applications online.
From July 1997 to August 1998, Mr. Sagan was senior advisor to the World Economic Forum, a Geneva, Switzerland-based organization that provides a collaborative framework for leaders to address global issues. Previously, Mr. Sagan held senior executive positions at Time Warner Cable and Time Inc., affiliates of Time Warner Inc., and at CBS, Inc. Mr. Sagan also serves on the board of directors of EMC Corporation.
“Paul’s success as CEO of a fast-growing, industry-leading company, coupled with his extensive technology, consumer and global business expertise, make him an excellent addition to our board,” said Colin Angle, iRobot chairman and chief executive officer. “Given iRobot’s current market position and projected global growth, the time was right to enhance our board with additional technology industry talent and business leadership. We are fortunate to have him on our team and look forward to Paul’s contribution in the years ahead.”
“iRobot is the leader in practical robotic technology-based solutions and a pioneer in developing robots that enhance the lives of both consumers and soldiers,” said Sagan. “I feel privileged to join this exciting and dynamic team and look forward to working closely with Colin and the board during the next phase of iRobot’s growth.”
About iRobot Corp.
iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, and its government and industrial robots protect those in harm’s way. iRobot’s consumer and military robots feature iRobot AWARE® robot intelligence systems, proprietary
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations concerning management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission including, without limitation, our most recent Annual Report on Form 10-K.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com